                                                                   Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3, Registration Statement No. 333-74761 of Cardinal Health, Inc. on Form S-4 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537,
No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No. 333-11803-01,
No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655-01, No.
333-72727, No. 333-71727 and No. 333-68819-01 of Cardinal Health, Inc. on Form
S-8 of our report dated August 10, 1999, appearing in this Annual Report on Form 10-K of Cardinal Health, Inc. for the year ended June 30, 1999.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP



Columbus, Ohio
August 31, 1999